Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 20, 2021, among Elk Hills Power, LLC, a Delaware limited liability company (“EHP”), EHP Midco Holding Company, LLC, a Delaware limited liability company (“EHP Midco”), EHP Topco Holding Company, LLC, a Delaware limited liability company (“EHP Topco” and together with EHP and EHP Midco, the “Guaranteeing Subsidiaries”), each of which is an indirect subsidiary of California Resources Corporation, a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein), the Issuer and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 20, 2021, providing for the issuance of 7.125% Senior Notes due 2026 (collectively, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the other Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    GUARANTEE. The Guaranteeing Subsidiaries hereby unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager, stockholder or unitholder or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS

SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuer.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: January 20, 2021

GUARANTEEING SUBSIDIARIES:

Elk Hills Power, LLC

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

EHP Midco Holding Company, LLC

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

EHP Topco Holding Company, LLC

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

EXISTING GUARANTORS:

California Resources Elk Hills, LLC California Resources Real Estate Ventures, LLC California Resources Royalty Holdings, LLC CRC Construction Services, LLC CRC Services, LLC Socal Holding, LLC

By:	California Resources Corporation, as sole member

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

California Resources Wilmington, LLC

By:	California Resources Tidelands, Inc., as sole member

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

California Heavy Oil, Inc,

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

California Resources Petroleum Corporation

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

California Resources Production Corporation

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

CRC Marketing, Inc.

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

Southern San Joaquin Production, Inc.

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

California Resources Coles Levee, LLC

By:	California Resources Elk Hills, LLC, as sole member

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

California Resources Tidelands, Inc.

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

California Resources Coles Levee, L.P.

By:	California Resources Coles Levee, LLC, as general partner

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

ISSUER:

California Resources Corporation

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

TRUSTEE:

Wilmington Trust, National Association

By:	/s/ Hallie E. Field
Name:	Hallie E. Field
Title:	Vice President

Signature Page to First Supplemental Indenture